UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2012, David L. Mahoney, a member of our Board of Directors, adopted pre-arranged stock trading plans in the name of a family trust and in the name of a private foundation that he controls to sell over time a portion of the common stock in our company that are currently held under his beneficial ownership as part of his individual and the organization’s long-term strategy for asset diversification, tax and financial planning. The stock trading plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our company’s policies regarding stock transactions.

Under these Rule 10b5-1 trading plans, over a one-year period beginning on January 1, 2013 subject to minimum price thresholds and other sale date requirements as specified in each plan, Mr. Mahoney’s family trust and the private foundation plan to sell, in the aggregate, up to 168,828 shares of our company’s common stock. These 2013 plans will replace similar plans that Mr. Mahoney has had in effect during 2012; no shares have been sold to date under these 2012 plans. Based on holdings beneficially held by Mr. Mahoney as of November 26, 2012, if Mr. Mahoney and the foundation complete all the planned sales under their respective stock trading plans, Mr. Mahoney and related entities would retain, in the aggregate, holdings of 1,330,495 shares of our common stock, including warrants and vested and unvested options to acquire common stock.

The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: November 30, 2012	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer